UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 13, 2007

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 13, 2007, Terex Corporation (the “Company”) completed an offering (the “Offering”) of $800,000,000 aggregate principal amount of its 8% Senior Subordinated Notes due 2017 (the “Notes”). In connection with the Offering, the Company entered into a supplemental indenture, as described in the following paragraphs.

The Notes were issued under an indenture, dated as of July 20, 2007 (the “Indenture”) and the supplemental indenture, dated as of November 13, 2007 (the “Supplemental Indenture”), between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Supplemental Indenture and form of global note, which is attached as an exhibit to the Supplemental Indenture, provide, among other things, that the Notes will be the Company’s senior subordinated obligations and will be subordinated in right of payment to all of the Company’s senior indebtedness. Interest on the Notes will be paid semi-annually on each May 15 and November 15, commencing on May 15, 2008. The Notes will mature on November 15, 2017. The Company may redeem the Notes, in whole or in part, on or after November 15, 2012 at the redemption prices set forth in the Supplemental Indenture. Prior to November 15, 2012, the Company may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium set forth in the Supplemental Indenture. In addition, prior to November 15, 2010, the Company may redeem up to 35% of the Notes from the proceeds of certain equity offerings.

The terms of the Indenture, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness, (ii) issue preferred stock, (iii) create or incur certain liens, (iv) pay dividends and make other restricted payments, (v) create restrictions on dividend and other payments to the Company from certain of its subsidiaries; (vi) sell assets and subsidiary stock, (vii) engage in transactions with affiliates, (viii) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries, (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods) defaults based on: (i) the failure to make payments under the indenture when due, (ii) breach of covenants, (iii) acceleration of other material indebtedness, (iv) bankruptcy events and (v) material judgments. Generally, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all of the Notes to be due and payable.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to such Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The Trustee, or its affiliates, is party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 of this report relating to the Notes are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit 4.1	Supplemental Indenture, dated as of November 13, 2007, among the Company and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2007

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen
Senior Vice President,
Secretary and General Counsel